EX 10.7

THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR SUCH SHARES OF COMMON STOCK MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND WITH THE TERMS AND CONDITIONS HEREOF.

SHADES HOLDINGS, INC.

CONVERTIBLE PROMISSORY NOTE

$100,000.00	Issue Date: June 19, 2013

SHADES HOLDINGS, INC., a Florida corporation (the “Company”), for value received, hereby promises to pay to the holders set forth in Exhibit A hereto, or their respective assigns (the "Holders”), the principal sum of One Hundred Thousand Dollars ($100,000.00), and to pay interest thereon at the rate of eight percent (8.0%) per annum. Interest will begin to accrue one year from the Issue Date and shall be computed on the basis of a 365-day year and the number of actual days elapsed. Interest will be payable on the dates on which principal payments are due.

Section 1. Time and Place of Payment.

(a) The principal amount outstanding hereunder shall be payable in cash in installments in such amounts and on or before such dates specified on Schedule A (the latest such date is referred to as the “Final Maturity Date”). The entire remaining principal amount and interest thereon shall be due and payable on the earliest of (1) the Final Maturity Date or (2) the occurrence of an Event of Default (as defined below).

(b) Any payment made under this Note, whether upon acceleration, final maturity or otherwise, shall be applied first to the payment of any accrued and unpaid interest and the balance (if any) shall be applied on account of principal.

(c) Whenever any payment to be made under this Note shall be due on a Saturday, Sunday or any day on which banks are required or authorized by law or regulation to close in New York City (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case not be included in the computation of interest accrued.

(d) Notwithstanding any other provision of this Note, in the event that any portion of the principal amount of this Note is converted into any shares of the Company’s common stock in accordance with the provisions of Section 4 below, then no interest shall be payable on the portion so converted for the period following the date of conversion.

Section 2 Prepayments. The Company shall have the right to prepay this Note, in whole or in part, at any time.

Section 3 Event of Default. The occurrence of any of the following events of default (“Event of Default”) shall, at the option of each Holder hereof, make the remaining unpaid principal amount and any accrued interest immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

(a) Failure to Pay Principal or Interest. The Company fails to pay any installment of principal or interest under this Note when due pursuant to the dates set forth on Schedule A.

(b) Liquidation. Any dissolution, liquidation or winding up of the Company.

Section 4. Conversion.

(a) Each Holders shall have the right, at its option, after the date hereof and on or prior to the Final Maturity Date, to convert all or any part of the principal amount of this Note owed to such Holder, together with all accrued interest thereon, in accordance with the provisions of and upon satisfaction of the conditions contained in this Note, into fully paid and non-assessable shares of the Company’s common stock. The number of shares of common stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price. The conversion price (“Conversion Price”) per share shall be the equal to 80% of the closing price of the common stock in the over-the-counter market for the trading day preceding but not including the Conversion Date (defined below).

(b) No fractional shares of common stock shall be issued upon conversion of this Note, and in lieu thereof the number of shares of common stock to be issued for the amount of each conversion shall be rounded up to the nearest whole number of shares of common stock on the total then converted.

(c) Each Holder may exercise the right to convert all or any portion of the principal amount of this Note owed to such Holder, together with all accrued interest thereon, by delivery to the Company of a completed notice of conversion, in a form reasonably acceptable to the Company (the date of giving of such notice of conversion being a “Conversion Date”). The Company shall issue and deliver to such Holder within four (4) business days after the Conversion Date that number of shares of common stock for the portion of the Note converted in accordance with the foregoing (“Conversion Shares”). The Holders will not be required to surrender the Note to the Company until the Note has been fully converted or satisfied.

(d) If the common stock to be issued on conversion of this Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the Holders of this Note shall, upon conversion be entitled to receive, in lieu of the common stock which the Holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the Holders if they had exercised their rights of conversion of this Note immediately before such changes.

Section 5. Transfer Restrictions. This Note may not be transferred except upon satisfaction of all of the requirements of the Act and applicable state securities laws.

Section 6. Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction) of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

Section 7. Entire Agreement. This Note represent the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

Section 8. Binding Effect; No Third Party Beneficiaries. All provisions of this Note shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No persons other than the Holders and the Company shall have any legal or equitable right, remedy or claim under, or in respect of, this Note.

Section 9. Amendments and Waivers. This Note may be amended, changed or modified only by a written instrument executed by the Company and each Holder of this Note. Any waiver of any breach of any of the terms of this Note, and any consent required or permitted to be given hereunder, shall be effective if in writing and executed by or on behalf of each Holders of this Note. No waiver of any breach nor consent to any transaction shall be deemed a waiver of or consent to any other or subsequent breach or transaction.

Section 10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements and instruments made and wholly performed and paid in that state, without regard to its conflicts of law principles.

Section 11. Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

SHADES HOLDINGS, INC.

By: /s/ Sean Lyons

Name: Sean Lyons

Title: CEO

EXHIBIT A

HOLDER	ADDRESS	PRINCIPAL AMOUNT OWED ($)	PAYMENT SCHEDULE
Sean Lyons		$33,334	*
Deecembra Diamond		$33,333	*
Marilyn Phillips		$33,333	*

*10% of the principal amount of the Note shall be paid to the Holders on a pro rata basis on June 19, 2014 and on each monthly anniversary thereof until the Note is paid in full.